Execution Copy




                            SHARE ISSUANCE AGREEMENT

                                   dated as of

                                  May 18, 2001

                                     between

                          COMCAST PC INVESTMENTS INC.,

                                       and

                                   AT&T CORP.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions                                                     1

                                    ARTICLE 2
                              ISSUANCE AND DELIVERY

Section 2.01.  Issuance and Delivery                                           2
Section 2.02.  Closing                                                         3

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF COMCAST PC

Section 3.01.  Corporate Existence and Power                                   3
Section 3.02.  Corporate Authorization                                         3
Section 3.03.  Governmental Authorization                                      3
Section 3.04.  Noncontravention                                                3
Section 3.05.  Litigation                                                      4
Section 3.06.  Private Placement                                               4

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF AT&T

Section 4.01.  Corporate Existence and Power                                   4
Section 4.02.  Corporate Authorization                                         5
Section 4.03.  Governmental Authorization                                      5
Section 4.04.  Capital Stock                                                   5
Section 4.05.  Share Authorization; Ownership                                  5
Section 4.06.  Noncontravention                                                5
Section 4.07.  Litigation                                                      6
Section 4.08.  Cox Put Settlement                                              6

                                    ARTICLE 5
                             COVENANTS OF COMCAST PC

Section 5.01.  Notices of Certain Events                                       6
Section 5.01.  Sales of AT&T Shares                                            6

                                    ARTICLE 6
                                COVENANTS OF AT&T

Section 6.01.  Notices of Certain Events                                       7

                                    ARTICLE 7
                                MUTUAL COVENANTS

Section 7.01.  Reasonable Efforts; Further Assurances                          7
Section 7.02.  Certain Filings                                                 7
Section 7.03.  Public Announcements                                            8
Section 7.04.  Restrictive Legend on Certificates                              8
Section 7.05.  Tax Matters                                                     8

                                    ARTICLE 8
                              CONDITIONS TO CLOSING

Section 8.01.  Conditions to Obligations of the Parties                        9
Section 8.02.  Conditions to Obligation of AT&T                                9
Section 8.03.  Conditions to Obligation of Comcast PC                          9

                                    ARTICLE 9
                            SURVIVAL; INDEMNIFICATION

Section 9.01.  Survival                                                       10
Section 9.02.  Indemnification                                                10
Section 9.03.  Procedures                                                     10

                                   ARTICLE 10
                                   TERMINATION

Section 10.01.  Grounds for Termination                                       11
Section 10.02.  Effect of Termination                                         11

                                ARTICLE 11
                               MISCELLANEOUS

Section 11.01.  Notices                                                       12
Section 11.02.  Amendments and Waivers                                        13
Section 11.03.  Expenses                                                      13
Section 11.04.  Successors and Assigns                                        13
Section 11.05.  Governing Law                                                 13
Section 11.06.  Jurisdiction                                                  13
Section 11.07.  Waiver of Jury Trial                                          13
Section 11.08.  Counterparts; Third Party Beneficiaries                       14
Section 11.09.  Captions                                                      14

                            SHARE ISSUANCE AGREEMENT

     AGREEMENT dated as of May 18, 2001 among Comcast PC Investments Inc., a Delaware corporation with its offices located at 1201 N. Market Street, Wilmington, Delaware 19801 ("Comcast PC") and AT&T Corp., a New York corporation with its offices located at 295 North Maple Avenue, Basking Ridge, New Jersey 07920 ("AT&T").

                                 R E C I T A L :

     WHEREAS, on March 28, 2000 AT&T, Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox"), At Home Corporation, and certain of their respective subsidiaries entered into a letter agreement (the "Letter Agreement"), including term sheets attached thereto as Annexes A, B and C (collectively, the "Term Sheets"); and

     WHEREAS, Comcast PC and AT&T desire to enter into this Share Issuance Agreement pursuant to which, upon the terms and subject to the conditions herein set forth, AT&T will issue to Comcast PC the AT&T Shares, and the Comcast Put (as defined below) shall thereupon be deemed fully satisfied;

     NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "AT&T Common Stock" means AT&T common stock, par value $1.00 per share, listed on the New York Stock Exchange under the symbol "T".

     "AT&T Shares" means the number of shares of AT&T Common Stock determined as set forth in Exhibit A hereto.

     "Closing Date" means the date of the Closing.

     "Comcast Put" means the rights and obligations, between and among Comcast, AT&T and their respective Affiliates, as set forth in Section 1 of Term Sheet Annex A to the Letter Agreement.

     "Cox Put" means the rights and obligations, between and among Cox, AT&T and their respective Affiliates, as set forth in Section 1 of Term Sheet Annex A to the Letter Agreement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Letter Agreement" has the meaning set forth in the Recital.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Put Satisfaction Letter" means the letter agreement between AT&T, Comcast, Comcast Online Communications, Inc., Comcast Cable Communications, Inc. and Comcast PC, substantially in the form attached as Exhibit B hereto.

     "Registration Rights Agreement" means the Registration Rights Agreement between AT&T and Comcast PC, substantially in the form attached as Exhibit C hereto.

     "Term Sheets" has the meaning set forth in the Recital.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

                Term                                      Section

                Certificate                                 7.04
                Closing                                     2.02
                Closing Price                               7.05
                Damages                                     9.02
                Indemnified Party                           9.03
                Indemnifying Party                          9.03
                Warranty Breach                             9.02


                                   ARTICLE 2
                              ISSUANCE AND DELIVERY

     Section 2.01. Issuance and Delivery. Upon the terms and subject to the conditions of this Agreement, AT&T agrees to issue and deliver to Comcast PC, and Comcast PC agrees to accept from AT&T, the AT&T Shares at the Closing. The AT&T Shares shall be issued and delivered in exchange for cancellation of and in full satisfaction of the Comcast Put. The AT&T Shares shall be delivered as provided in Section 2.02.

     Section 2.02. Closing. The closing (the "Closing") of the issuance of the AT&T Shares hereunder shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, as promptly as practicable, but in no event later than 5 business days, after satisfaction of the conditions set forth in Article 8, or at such other time or place as the parties may agree; provided that, if the Closing would occur subsequent to the record date for determining holders of AT&T Common Stock entitled to receive shares of common stock of AT&T Wireless Services, Inc. in the spin-off of that entity from AT&T, then the Closing shall occur no earlier than the sixth New York Stock Exchange trading day subsequent to such record date. At the Closing AT&T shall deliver to Comcast PC not more than four certificates for the AT&T Shares registered in the name of Comcast PC and in such denominations as Comcast PC shall request in writing not later than three full business days prior to the Closing Date with any transfer taxes payable in connection with the transfer of the AT&T Shares to Comcast PC duly paid.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF COMCAST PC

     Comcast PC represents and warrants to AT&T as of the date hereof and as of the Closing Date that:

     Section 3.01. Corporate Existence and Power. Comcast PC is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Comcast PC is an indirect, wholly owned subsidiary of Comcast.

     Section 3.02. Corporate Authorization. The execution, delivery and performance by Comcast PC of this Agreement and the consummation of the transactions contemplated hereby are within Comcast PC's corporate powers and have been duly authorized by all necessary corporate action on the part of Comcast PC. Assuming due execution by AT&T, this Agreement constitutes a valid and binding agreement of Comcast PC.

     Section 3.03. Governmental Authorization. The execution, delivery and performance by Comcast PC of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official, other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act; and (iii) compliance with any applicable requirements of the 1934 Act.

     Section 3.04. Noncontravention. The execution, delivery and performance by Comcast PC of its obligations under this Agreement will not, assuming compliance with the matters referred to in Section 3.03, contravene any provision of applicable law or the certificate of incorporation or by-laws of Comcast PC or any agreement or other instrument binding upon Comcast PC or any of its subsidiaries, that is material to Comcast PC and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Comcast PC or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Comcast PC of its obligations under this Agreement.

     Section 3.05. Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Comcast PC, threatened against or affecting Comcast PC or its properties before any court or arbitrator or any governmental body, agency or official, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 3.06. Private Placement. (a) Comcast PC is acquiring the AT&T Shares solely for the purpose of investment for Comcast PC's own account, not as a nominee or agent, and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. Comcast PC has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the AT&T Shares. Comcast PC understands that the AT&T Shares have not been registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

     (b) Comcast PC has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the AT&T Shares and Comcast PC is capable of bearing the economic risks of such investment, including a complete loss of its investment in the AT&T Shares.

     (c) Comcast PC understands that the AT&T Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act, or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering such stock or an available exemption from registration, such AT&T Shares must be held indefinitely. Comcast PC understands that AT&T is under no obligation to register the AT&T Shares issued and delivered hereunder except as provided in the Registration Rights Agreement.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF AT&T

     AT&T represents and warrants to Comcast PC as of the date hereof and as of the Closing Date that:

     Section 4.01. Corporate Existence and Power. AT&T has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on AT&T and its subsidiaries, taken as a whole.

     Section 4.02. Corporate Authorization. The execution, delivery and performance by AT&T of this Agreement and the consummation of the transactions contemplated hereby are within AT&T's corporate powers and have been duly authorized by all necessary corporate action on the part of AT&T. Assuming the due execution by Comcast PC, this Agreement constitutes a valid and binding agreement of AT&T.

     Section 4.03. Governmental Authorization. The execution, delivery and performance by AT&T of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official, other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act; and (iii) compliance with any applicable requirements of the 1934 Act.

     Section 4.04. Capital Stock. The authorized capital stock of AT&T conforms as to legal matters to the description thereof contained in the Registration Statement on Form S-4 of AT&T filed on April 19, 2001, as amended or supplemented to the date hereof.

     Section 4.05. Share Authorization; Ownership. (a) The AT&T Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such AT&T Shares will not be subject to any preemptive or similar rights.

     (b) AT&T will transfer and deliver to Comcast PC at the Closing valid title to the AT&T Shares free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the AT&T Shares, other than restrictions arising under applicable law).

     Section 4.06. Noncontravention. The execution and delivery by AT&T of, and the performance by AT&T of its obligations under, this Agreement will not, assuming compliance with the matters referred to in Section 4.03, contravene any provision of applicable law or the certificate of incorporation or by-laws of AT&T or any agreement or other instrument binding upon AT&T or any of its subsidiaries that is material to AT&T and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over AT&T or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by AT&T of its obligations under this Agreement.

     Section 4.07. Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of AT&T, threatened against AT&T, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 4.08. Cox Put Settlement. In connection with the full satisfaction of the Cox Put, AT&T or a subsidiary of AT&T has or will deliver 75,000,000 shares of AT&T Common Stock to Cox or a subsidiary of Cox, and neither Cox nor any of its Affiliates will receive or have received in addition thereto any assets, cash, or securities or rights to acquire assets, cash, or securities in connection with the satisfaction of the Cox Put.

                                   ARTICLE 5
                             COVENANTS OF COMCAST PC

     Comcast PC agrees that:

     Section 5.01. Notices of Certain Events. Comcast PC shall promptly notify AT&T of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Comcast PC that cause or could reasonably be expected to cause the condition set forth in Section 8.01(b) not to be fulfilled, or is of a type that would have been required to be disclosed pursuant to Section 3.05 of this Agreement had it existed on the date of this Agreement.

     Section 5.02. Sales of AT&T Shares. Comcast PC shall not sell, transfer or otherwise dispose of any AT&T Shares except in a manner fully consistent with its representations contained in Section 3.06 and otherwise in full compliance with the terms and conditions of this Agreement and the provisions of applicable law.

                                   ARTICLE 6
                                COVENANTS OF AT&T

     AT&T agrees that:

     Section 6.01. Notices of Certain Events. AT&T shall promptly notify Comcast PC of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting AT&T that cause or could reasonably be expected to cause the condition set forth in Section 8.01(b) not to be fulfilled, or is of a type that would have been required to be disclosed pursuant to Section
     4.07 of this Agreement had it existed on the date of this Agreement.

                                   ARTICLE 7
                                MUTUAL COVENANTS

     The parties hereto agree that:

     Section 7.01. Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, AT&T and Comcast PC will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable. Comcast PC and AT&T agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     Section 7.02. Certain Filings. (a) Comcast PC and AT&T shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     (b) In furtherance and not in limitation of the foregoing, each party hereto agrees (i) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (ii) to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) to use all reasonable efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the waiting period under the HSR Act as promptly as practicable.

     Section 7.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Section 7.04. Restrictive Legend on Certificates. Comcast PC agrees to the imprinting, so long as required by law, of a legend on all certificates representing AT&T Shares received at the consummation of the transactions contemplated by this Agreement (each such certificate, a "Certificate") to the following effect:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

The legend set forth above may be removed if and when the AT&T Shares represented by a Certificate are disposed of pursuant to an effective registration statement under the Securities Act or upon the selling party's receipt of an opinion of counsel, in form and substance and from counsel reasonably satisfactory to AT&T and its counsel, confirming that any sale or transfer of the shares represented by the Certificate will not require registration of such shares under the Securities Act or under any blue sky or similar laws. In such event, the holder of any Certificate may exchange it for a new certificate, without legend, representing the same number of shares as were represented by the Certificate so exchanged, and AT&T shall promptly issue and deliver such new certificate upon receipt of the Certificate, which shall thereupon be cancelled.

     Section 7.05. Tax Matters. Each of AT&T and Comcast PC agree, unless otherwise required pursuant to a determination under Section 1313 of the Internal Revenue Code of 1986, as amended, to treat as income and amount realized (in the case of Comcast PC) and deduction (in the case of AT&T), in each case for U.S. federal income tax purposes, an amount equal to the Closing Price multiplied by the number of AT&T Shares delivered to Comcast PC at the Closing, and to not take any position inconsistent therewith. The term "Closing Price" means the average of the high and low sales prices for shares of AT&T Common Stock on the Closing Date, or, if the Closing occurs before the opening of trading on the Closing Date, on the trading day immediately preceding the Closing Date.

                                   ARTICLE 8
                              CONDITIONS TO CLOSING

     Section 8.01. Conditions to Obligations of the Parties. The obligations of AT&T and Comcast PC to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

          (c) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

          (d) The Put Satisfaction Letter shall have been entered into by AT&T, Comcast, Comcast Cable Communications, Inc., Comcast Online Communications, Inc. and Comcast PC.

     Section 8.02. Conditions to Obligation of AT&T. The obligation of AT&T to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Comcast PC shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties Comcast PC contained in this Agreement and in any certificate or other writing delivered by Comcast PC pursuant hereto (A) that are qualified by materiality or material adverse effect shall be true at and as of the Closing Date as if made at and as of such date, and (B) that are not qualified by materiality or material adverse effect shall be true in all material respects at and as of the Closing Date as if made at and as of such date, and (iii) AT&T shall have received a certificate signed by a duly authorized officer of Comcast PC to the foregoing effect.

     Section 8.03. Conditions to Obligation of Comcast PC. The obligation of Comcast PC to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) AT&T shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of AT&T contained in this Agreement and in any certificate or other writing delivered by AT&T pursuant hereto (A) that are qualified by materiality or material adverse effect shall be true at and as of the Closing Date as if made at and as of such date, and (B) that are not qualified by materiality or material adverse effect shall be true in all material respects at and as of the Closing Date as if made at and as of such date and (iii) Comcast PC shall have received a certificate signed by a duly authorized officer of AT&T to the foregoing effect.

          (b) The Registration Rights Agreement shall have been, or concurrently with the Closing shall be, entered into by AT&T.

                                   ARTICLE 9
                            SURVIVAL; INDEMNIFICATION

     Section 9.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date; provided that the representations and warranties contained in Sections 3.06 and
4.05 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive until the termination pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     Section 9.02. Indemnification. (a) Comcast PC hereby indemnifies AT&T and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by AT&T or any Affiliate of AT&T arising out of any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a "Warranty Breach") or breach of covenant or agreement made or to be performed by Comcast PC pursuant to this Agreement.

     (b) AT&T hereby indemnifies Comcast PC and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Comcast PC or any of its Affiliates arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by AT&T pursuant to this Agreement.

     Section 9.03. Procedures. The party seeking indemnification under Section
9.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense (or, in the case of any alleged Warranty Breach relating to Section 3.06 or 4.05, shall be entitled to assume and control the defense) of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE 10
                                   TERMINATION

     Section 10.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of Comcast PC and AT&T;

          (b) by either Comcast PC or AT&T if the Closing shall not have been consummated on or before September 30, 2001;

          (c) by either Comcast PC or AT&T if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

          (d) by either Comcast PC or AT&T if there has been a material misrepresentation or breach of covenant or other obligation hereunder on the part of AT&T (in the case of termination by Comcast PC) or Comcast PC (in the case of termination by AT&T) which misrepresentation or breach has the effect of making any condition to obligations hereunder of the party seeking termination incapable of being fulfilled and is either incurable or, if curable, is not cured within 30 days of the date notice of such misrepresentation or breach is received by the other party; or

          (e) automatically upon termination of the Letter Agreement (in whole, or as to Comcast) in accordance with its terms.

The party desiring to terminate this Agreement pursuant to clauses 10.01(b), 10.01(c) or 10.01(d) shall give notice of such termination to the other party.

     Section 10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that nothing herein shall relieve any party for its willful breach or willful failure to perform, in which case such party shall be liable for any Damages suffered by the other party as a result of such party's willful breach or willful failure to perform. If this Agreement is terminated as permitted by
Section 10.01, other than Section 10.01(e), such termination shall affect only this Agreement and shall not affect any other arrangements, or agreements among the parties, including without limitation the parties' rights and obligations under the Letter Agreement. The provisions of Sections 11.03, 11.05, 11.06 and
11.07 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11
                                  MISCELLANEOUS

     Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Comcast PC, to:

        Comcast PC Investments Inc.
        1201 N. Market Street
        Wilmington, DE  19801
        Attention:  General Counsel
        Fax:  (302) 658-1600

        with a copy to:

        Davis Polk & Wardwell
        450 Lexington Avenue
        New York, New York  10017
        Attention:  Dennis S. Hersch, Esq.
        Fax:  (212) 450-4800

     if to AT&T, to:

        AT&T Corp.
        295 North Maple Avenue
        Basking Ridge, New Jersey  07920
        Attention:  Marilyn J. Wasser, Esq.
        Vice President - Law and Secretary
        Fax:  (908) 221-6618

        with a copy to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York  10019
        Attention:  Steven A. Rosenblum, Esq.
        Fax:  (212) 403-2000

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 11.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 11.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     Section 11.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 11.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     Section 11.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF

OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 11.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 11.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         AT&T CORP.


                                         By:  /s/ Raymond E. Liguori
                                             -----------------------------------
                                             Name:  Raymond E. Liguori
                                             Title: Mergers & Acquisitions
                                                      Vice President
                                                    Assistant Treasurer


                                         COMCAST PC INVESTMENTS INC.


                                         By:  /s/ Rosemari S. Teta
                                             -----------------------------------
                                             Name:  Rosemari S. Teta
                                             Title: Vice President














                  [Signature Page to Share Issuance Agreement]

                                                                       Exhibit A


                   Determination of the Number of AT&T Shares


The number of AT&T Shares shall be determined in accordance with Part One of this Exhibit if the Closing Date is on or before the date on which AT&T distributes (the "Distribution Date") shares of AWS Common Stock (as defined below) to holders of AT&T Common Stock (as defined below). The grid that is set forth below is illustrative. The number of AT&T Shares shall be determined in accordance with Part Two of this Exhibit if the Closing Date is after the Distribution Date.

Part One

"ATHM Price" means the average of the daily high and low sales prices of shares of At Home Corporation Series A common stock, par value $.01 per share, traded under the symbol "ATHM" on the Nasdaq National Market, for the period of ten consecutive trading days immediately prior to the Closing Date.

"AT&T Common Stock" means the common stock, par value $1.00 per share, of AT&T Corp. traded under the symbol "T" on the New York Stock Exchange.

"AWS Common Stock" means the common stock, par value $.01 per share, of AWS.

"T Price" means the average of the daily high and low sales prices of shares of AT&T Common Stock, for the period of ten consecutive trading days immediately prior to the Closing Date. If the Closing Date is subsequent to the record date (the "Record Date") for determining holders of AT&T Common Stock entitled to receive shares of AWS Common Stock in the spin-off of AT&T Wireless Services, Inc. ("AWS"), then the high and low sales prices of AT&T Common Stock used for any such day after the Record Date and on or before the Distribution Date shall be the daily high and low sales prices of AT&T Common Stock "with due bills" as reported on the New York Stock Exchange, as opposed to "ex-dividend".

"Adjustment Ratio T Price With Due Bills" means the average of the daily high and low sales prices of shares of AT&T Common Stock "with due bills" on the New York Stock Exchange for a period equal to the number of trading days that fall after the Record Date and before the Closing Date; provided that, in the event that more than 10 trading days fall after the Record Date and before the Closing Date, the averaging period for the purpose of determining the Adjustment Ratio T Price With Due Bills shall be the 10 trading days immediately preceding the Closing Date; and provided, further, that if the average daily trading volume of AT&T Common Stock "with due bills" for the trading days to be included in the calculation of Adjustment Ratio T Price With Due Bills is less than 10% of the average daily trading volume on the New York Stock Exchange of AT&T Common Stock for the 20 trading days up to and including the Record Date, then the Adjustment Ratio T Price With Due Bills shall be the sum of (A) the Adjustment Ratio T Price Ex-Dividend (as defined below) and (B) the Wireless Tracking Stock Price (as defined below). This definition shall only be applicable if the Closing Date is after the Record Date and on or before the Distribution Date.

"Adjustment Ratio T Price Ex-Dividend" means the average of the daily high and low sales prices of shares of AT&T Common Stock "ex-dividend" on the New York Stock Exchange for a period equal to the number of trading days that fall after the Record Date and before the Closing Date; provided that, in the event that more than 10 trading days fall after the Record Date and before the Closing Date, the averaging period for the purpose of determining the Adjustment Ratio T Price Ex-Dividend shall be the 10 trading days immediately preceding the Closing Date; and provided, further, that if the average daily trading volume of AT&T Common Stock "ex-dividend" for the trading days to be included in the calculation of Adjustment Ratio T Price Ex-Dividend is less than 10% of the average daily trading volume on the New York Stock Exchange of AT&T Common Stock for the 20 trading days up to and including the Record Date, then the Adjustment Ratio T Price Ex-Dividend shall be the difference between (A) the Adjustment Ratio T Price With Due Bills and (B) the Wireless Tracking Stock Price. This definition shall only be applicable if the Closing Date is after the Record Date and on or before the Distribution Date.

"Spin-off Distribution Ratio" means the number of shares (or fraction of a share of) AWS Common Stock to be distributed to holders of AT&T Common Stock in the spin-off for each share of AT&T Common Stock held on the Record Date.

"Wireless Tracking Stock" means AT&T Wireless Group tracking stock trading on the New York Stock Exchange under the symbol "AWE".

"Wireless Tracking Stock Price" means (A) the average of the daily high and low sales prices of shares of Wireless Tracking Stock for the period of the trading days that fall after the Record Date and before the Closing Date, provided that, in the event that more than 10 trading days fall after the Record Date and before the Closing Date, the averaging period for the purposes of determining the Wireless Tracking Stock Price shall be the 10 trading days immediately preceding the Closing Date, multiplied by (B) the Spin-off Distribution Ratio. If the ratio at which Wireless Tracking Stock is converted into shares of AWS common stock in the spin-off is not 1:1 as currently anticipated, then the Wireless Tracking Stock Price computed in accordance with the preceding sentence shall be adjusted appropriately.

Definitional Note: references to "with due bills" and/or "ex-dividend" refer to the presence or absence of a right to receive, for each share of AT&T Common Stock the fraction of a share, or number of shares, of AWS Common Stock to be distributed to holders of AT&T Common Stock on the Record Date in connection with the spin-off of AWS from AT&T.

                                                                     (continued)

              Comcast PC Put Settlement Share Delivery Calculation (figures in millions except per share amounts and percentages)

Assumptions
Comcast PC % of Benefits ("Benefit %")            52.5%
Comcast PC # of Puts ("Puts")                     31.3
Tax Rate                                          35%
ATHM Price                                        Calculated as described above
T Price                                           Calculated as described above
AT&T Shares Issuable in Gross Settlement
   ("Gross Settlement Shares")                    69.4
Comcast PC Tax Basis per ATHM Share
  ("Tax Basis")                                   $2.00



Calculation of Put Intrinsic Value ->

Put Intrinsic Value = (Gross Settlement Shares * T Price) - (Puts * ATHM Price)



Calculation of AT&T Shares Deliverable (Unadjusted) ->

After Tax Benefit to Comcast PC = Benefit % * [(Put Intrinsic Value * Tax Rate) + (Tax Basis * Puts * Tax Rate)]

Pre-Tax Value Delivered to Comcast PC = [After Tax Benefit to Comcast PC - (Tax Basis * Puts * Tax Rate)] / (1 - Tax Rate)

Value of Excess T Shares = Pre-Tax Value Delivered to Comcast PC - (ATHM Price *
Puts)

Excess T Shares = Value of Excess T Shares / T Price

Total Unadjusted Shares Deliverable = Gross Settlement Shares + Excess T Shares


Calculation of Adjustment Ratio

In the event the Closing Date is subsequent to the Record Date, the Unadjusted Shares Deliverable should be multiplied by the following Adjustment Ratio to compensate Comcast for the distribution of AWS Common Stock to holders of AT&T Common Stock as of the Record Date.

Adjustment Ratio = Adjustment Ratio T Price With Due Bills / Adjustment Ratio T Price Ex-Dividend


Calculation of Total Adjusted Shares Deliverable

Total Adjusted Shares Deliverable = Total Unadjusted Shares Deliverable * Adjustment Ratio

                          Total Unadjusted Shares Deliverable: Illustrative Grid

                              (figures in millions)


Assumptions
Put Price per Share:  $48.00
At Home Avg. Price:     $6.55             Total Shares Deliverable (Unadjusted)
AT&T Avg. Price:   $21.62                                                          T Stock Price
                                                                $20.00    $21.00    $21.78   $23.00    $24.00   $25.00
                                                              ---------------------------------------------------------
Tax Rate:                35.0%                          $3.00    82.17     82.49     82.72    83.05     83.30    83.53
                                                        $3.50    81.16     81.54     81.80    82.18     82.47    82.73
Comcast PC Basis per                        ATHM        $4.00    80.16     80.58     80.88    81.31     81.63    81.93
     ATHM Share:         $2.00              Stock       $4.50    79.16     79.63     79.96    80.44     80.80    81.12
                                            Price                                ----------
                                                        $5.05    78.06     78.58     78.95    79.48     79.88    80.24
                                                                                 ----------
Comcast PC Puts:             31.3M                      $5.50    77.16     77.72     78.12    78.70     79.13    79.52
Gross Put Value:    $1,500M                             $6.00    76.15     76.76     77.20    77.83     78.29    78.72
Base Case AT&T Shares                                   $6.50    75.15     75.81     76.28    76.96     77.46    77.92
     Issued:                  69.4M

Comcast PC % of Benefits:   52.5%


Part Two

If the Closing Date is after the Distribution Date, the number of AT&T Shares deliverable shall be determined based upon an equitable calculation which AT&T and Comcast PC shall negotiate in good faith to which AT&T and Comcast PC shall reasonably agree. AT&T and Comcast PC agree that the equitable calculation shall gross-up the number of AT&T Shares deliverable to Comcast PC to take into account the distribution of shares AWS Common Stock on the Distribution Date, in a manner intended to be consistent with the methodology, principles and magnitude of result reflected in Part One.

                                                                      Exhibit B


                              Comcast Corporation
                       Comcast Cable Communications, Inc.
                      Comcast Online Communications, Inc.
                          Comcast PC Investments Inc.





                                                             May 18, 2001




AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey  07920



Re: Put Satisfaction

Ladies and Gentlemen:

     Reference is hereby made to (i) the letter agreement dated as of March 28, 2000 among AT&T Corp. ("AT&T"), Comcast Corporation ("Comcast"), Cox Communication, Inc., At Home Corporation and certain of their respective subsidiaries, including the term sheets attached thereto as Annexes A, B and C and (ii) the share issuance agreement dated as of May 18, 2001 (the "Share Issuance Agreement") between Comcast PC Investments Inc. ("Comcast PC") and AT&T . Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Share Issuance Agreement. In consideration of AT&T's agreement to enter into the Share Issuance Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties executing this letter agree as follows:

     Each of Comcast, Comcast Cable Communications, Inc., Comcast Online Communications, Inc. and Comcast PC (together with their respective subsidiaries, the "Comcast Parties") agrees and acknowledges that upon delivery by AT&T to Comcast PC of the AT&T Shares pursuant to Section 2.01 of the Share Issuance Agreement, AT&T and its subsidiaries shall be deemed to have satisfied the Comcast Put in full and none of the Comcast Parties shall have any claim or right against AT&T or any of its subsidiaries as a result of the former existence of the Comcast Put (including with respect to any shares of capital stock of At Home Corporation that any of the Comcast Parties may hold or retain).

     AT&T agrees and acknowledges that upon delivery by AT&T to Comcast PC of the AT&T Shares pursuant to Section 2.01 of the Share Issuance Agreement, the Comcast Parties shall be deemed to have satisfied any obligations they may have in connection with the Comcast Put and neither AT&T nor any of its subsidiaries shall have any claim or right against the Comcast Parties as a result of the former existence of the Comcast Put (including with respect to any shares of capital stock of At Home Corporation that any of the Comcast Parties may hold or retain).

         For the avoidance of doubt, the parties hereto acknowledge and agree
(1) the provisions of the two immediately preceding paragraphs shall be of no effect unless and until AT&T delivers the AT&T Shares to Comcast PC pursuant to
Section 2.01 of the Share Issuance Agreement and (2) if the Share Issuance Agreement is terminated this letter shall have no effect and the Comcast Put shall remain outstanding and in effect in accordance with its terms and the terms of the Letter Agreement.


                                                        (signature page follows)

     If the foregoing is in accordance with your understanding, please indicate your agreement by signing below, at which time this letter will constitute a binding agreement between us.


                                         Very truly yours,

                                         COMCAST CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         COMCAST ONLINE COMMUNICATIONS, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         COMCAST CABLE COMMUNICATIONS, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         COMCAST PC INVESTMENTS INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


Accepted and agreed as of the date
first above written:


AT&T CORP.


By:
   -----------------------------------
   Name:
   Title: